UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2010

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 W 24th Street, Suite 11B New York, NY 10010	85281-3291
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 710-9376

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 22, 2010, Augme Technologies, Inc., f/k/a Modavox, Inc. (OTCBB: AUGT.OB) issued a Press Release in connection with the Company’s Motion for Sanctions for Spoliation of Evidence & Evasive Disclosure Practices In Patent Infringement Case Against Tacoda (Acquired by AOL Inc.). A copy of this press release is furnished below in this form 8-K.

Augme Technologies, Inc., formerly Modavox, Inc., Files Motion for Sanctions for Spoliation of Evidence & Evasive Disclosure Practices In Patent Infringement Case Against Tacoda (Acquired by AOL Inc.)

Sanctions Motion Seeks Remedies Including Evidentiary Sanctions, Factual Findings, “Adverse Inference” Jury Instruction Related to “Spoliation” of Source Code & Evasive Discovery Practices, and Monetary Sanctions

NEW YORK and LOS ANGELES, April 22, 2010 – Augme Technologies, Inc. (OTCBB: AUGT), today announced that on Wednesday, April 21, 2010, it filed a renewed Motion for Sanctions for Spoliation of Evidence and Evasive Disclosure Practices in the U.S. District Court of New York (Southern District) pertaining to the patent infringement lawsuit filed by Modavox, now Augme, against Tacoda (previously acquired by AOL Inc. (NYSE: AOL)) on August 9, 2007.  The Motion is a supplemented version of the motion filed by Augme on October 28, 2009, which original motion was taken off the Court’s calendar by Augme (with leave to re-file) following a purported remedial supplemental source code production made by Tacoda in response to Augme’s motion.  As Augme’s current Motion states, Tacoda’s eleventh-hour production did not cure the alleged material discovery failures highlighted in Augme’s original motion, and in fact Augme’s technical experts have uncovered what they believe are additional instances of evidence spoliation since Augme’s original motion was taken off the Court’s calendar.

Says Augme’s Chief Legal Officer and General Counsel James Lawson, “I encourage people who are interested in this case to read our Motion.  In addition to the relief it seeks, the Motion shows the comprehensive measures undertaken by Augme’s legal team and expert witnesses since Augme’s First Request for the Production of Documents in June, 2008, to identify key technical processes within Tacoda’s systems, and to obtain access to the critical source code and related files which prove how those systems operate.  As described in the Motion, Augme contends that those processes map the steps taught by one or more of the Claims of Augme’s ‘691 and ‘636 Patents, and it is our belief that Tacoda’s efforts in discovery have sought to deny Augme the opportunity to prove this with direct evidence.  If not for the exhaustive efforts of our lead litigation counsel David Shaub of Shaub & Williams, LLP, and his skilled team of lawyers and technical experts, Augme might have lost this opportunity to seek the Court’s assistance to hold Tacoda accountable.”

“Spoliation of evidence” is a legal term of art which refers to the destruction or significant alteration of evidence or the failure of a party in litigation to preserve evidence for another party’s use in pending or reasonably foreseeable litigation.   If a party knows or should know that a legal action is pending and the destroyed or lost materials are subject to an obligation of disclosure or discovery, any spoliation of such evidence is a violation of the disclosure and discovery rules.  Spoliation of evidence may be sanctioned under authorities including Rule 37 of the Federal Rules of Civil Procedure.

The purpose of a spoliation sanction is to prevent spoliators from benefiting from their wrongdoing.  In constructing the appropriate sanction, a court will tailor the sanction to reflect the preventative, punitive and remedial rationales underlying the spoliation doctrine. With its Motion, Augme is asking the Court to find that a number of the procedures Tacoda employs in its operations correspond directly with steps in the Augme patents. If the Court so concludes, this would eliminate the need for Augme to prove infringement at trial relating to those steps.

Augme’s 72-plus page Motion accompanied by declarations of its expert Dr. Cromarty and lead counsel David Shaub and 13 new Exhibits, describes alleged non-preservation activities and omissions of Tacoda which resulted in the loss and/or willful destruction or alteration of evidence, as well as evasive actions taken by Tacoda during discovery.  The Motion, which was filed partially under seal pursuant to a previously issued Protective Order, identifies software Source Code and other significant materials that Augme contends were lost, destroyed, not preserved, or withheld in violation of applicable Court Orders and legal authorities.  The Motion further contends that Tacoda had an obligation to preserve this evidence regarding its Source Code and related materials and that Tacoda should have known that destruction of such Source Code and related materials would materially limit Augme’s ability to fully and fairly prepare its infringement claims for trial.

The Motion seeks remedial and punitive evidentiary sanctions.  Such sanctions include judicial findings and factual stipulations related to Tacoda’s Internet software and hardware for the period in question, which include, among others, that: (i) designated facts regarding how Tacoda’s systems infringe upon Augme’s Patents, be taken as established for the purpose of this case; and (ii) in its defense, Tacoda is precluded from asserting it has not infringed the Augme Patents in reliance upon source code or related data it has failed to produce as of the date of filing this Motion.  The sanctions sought also include specific jury instructions, such as: (i) Tacoda destroyed relevant versions of its Source Code and related materials that existed when the Complaint was first filed by Modavox (now Augme) in August 2007, (ii) this evidence was relevant to Augme’s case and its ability to directly prove infringement, and (iii) these facts can support an inference that the evidence would have been unfavorable to Tacoda. The Motion also seeks attorney fees and costs.

Prior to Augme’s filing the Motion, per the Court’s required procedures, Augme requested Tacoda to meet and confer regarding a briefing schedule. As a result of this conferral, Tacoda’s opposition is due three weeks after filing and service of the Motion, and Augme’s reply is due three weeks after filing and service of Tacoda’s opposition.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTCBB: AUGT) is the technology and services leader in interactive media marketing platforms that enable marketers and agencies to seamlessly integrate brands, promotions, video and other digital content through the power of the Internet and mobile communications. Augme’s intuitive new media marketing platforms give companies the control they need to quickly create, deploy and measure rich-media, interactive marketing campaigns across all networks and devices. Campaigns built on Augme marketing platforms condense the customer loyalty cycle by delivering personalized brand experience to customers where they work, play and live. Through its three operating divisions including mobile marketing (AD LIFE™), video content delivery (AD BOOM™) and ad network provisioning (AD SERVE™), Augme is connecting brands and content to consumers in a network of mobile and multimedia experiences enabling companies and their marketing agencies to create new markets and monetize brand interactions. Augme is headquartered in New York City. For more information, visit www.augme.com.

Augme Technologies, Inc.™, Augme™, AD LIFE™, AD BOOM™, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-10.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Augme Technologies, Inc.
Media Contact:
JoAnne Yau, 512-659-0150 or 800-864-1231 ext. 28
jayau@phillipscompany.com
or
Investor Contact:
Frank Milano, 612-201-2363 or 612-333-9099

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: April 22, 2010	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)